   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 VDI MULTIMEDIA
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 CALIFORNIA                                 95-4272619
       (STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER IDENTIFICATION
      OF INCORPORATION OR ORGANIZATION)                      NUMBER)


      7083 HOLLYWOOD BOULEVARD, HOLLYWOOD, CALIFORNIA 90028, (323) 957-5500
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                   1996 STOCK INCENTIVE PLAN OF VDI MULTIMEDIA
                              (FULL TITLE OF PLAN)


                                R. LUKE STEFANKO
      7083 HOLLYWOOD BOULEVARD, HOLLYWOOD, CALIFORNIA 90028, (323) 957-5500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:
                               BRIAN M. HOYE, ESQ.
                               KATTEN MUCHIN ZAVIS
                      1999 AVENUE OF THE STARS, SUITE 1400
                              LOS ANGELES, CA 90067
                           FAX NUMBER: (310) 788-4471
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                       Proposed maximum     Proposed maximum
                                                                        offering price      aggregate offering        Amount of
  Title of securities to be registered    Amount to be registered(1)       per share              price           registration fee
-----------------------------------------------------------------------------------------------------------------------------------
                                            1,264,000 shares(2)           $3.75(2)          $4,740,000(2)
 Common Stock, no par value...............    436,000 shares(2)           $4.59(2)          $2,001,240(2)         $1,779.69(2)
===================================================================================================================================

------------------
(1) Pursuant to Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), this registration statement covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Also, pursuant to Rule 416 of the Securities Act, this registration statement covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Company's 1996 Stock Incentive Plan (the "Plan").

(2) Under the Plan, 1,264,000 shares of common stock are subject to outstanding options with an exercise price of $3.75 per share. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be determined (436,000 shares), the proposed maximum offering price per share is $4.59, which is the average of the bid and ask prices of the Common Stock on the NASDAQ National Market on November 7, 2000.

================================================================================

THE PURPOSE OF THIS REGISTRATION STATEMENT IS TO REGISTER ADDITIONAL SECURITIES FOR ISSUANCE UNDER THE REGISTRANT'S 1996 STOCK INCENTIVE PLAN. IN ACCORDANCE WITH GENERAL INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, REGISTRATION NO. 333-46923, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE, AND THE INFORMATION REQUIRED BY PART II IS OMITTED, EXCEPT FOR ITEMS 3,6 AND 8, WHICH HAVE BEEN UPDATED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide the documents containing the information specified in Part I as specified in Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, the Registrant is not filing such documents with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been filed by VDI MultiMedia (the "Company") with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

          1. The Company's registration statement on Form S-1 filed with respect to the initial public offering of the Company's Common Stock, including all amendments (the "IPO Registration Statement");

          2. The Company's annual report on Form 10-K, for the year ended December 31, 1999, as amended;

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 2000, and June 30, 2000;

          4.        The Company's Proxy Statement, dated July 31, 2000;

          5. The Company's Current Reports on Form 8-K, dated January 11, 2000 and July 26, 2000; and

          6. The description of the Company's Common Stock contained in the Company's IPO Registration Statement.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations
Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation, and in the case of a criminal proceeding, had not reasonable cause to believe the conduct was unlawful.

          Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or copleted action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

          Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

          Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding; (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon; or (iv) the court in which such proceeding is or was pending.

          Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

          Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 in such case where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or any agreement which prohibits or otherwise limits indemnification, or in such case where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 17(i) authorizes a corporation to purchase and maintain insurance o behalf of an Agent for liabilities arising by reason of the Agent's sttus, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

          Article III of the Restated Articles of Incorporation of the Company provides for the indemnification of the agents of the Company to the fullest extent permissible under California law.

          In addition, Article VI of the Bylaws of the Company authorizes the Company to enter into agreements with agents of the Company providing for or permitting indemnification in excess of that permitted under Section 317 of the Corporations Code, to the extent permissible under California law, and to purchase and maintain insurance to the extent provided by Section 3.17(i).

          The Company has purchased a directors' and officers' liability policy insuring director and officers of the Company.

ITEM 8.  EXHIBITS.


         EXHIBITS                EXHIBIT DESCRIPTION

         4.1 1996 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's
                                 Amendment No. 3 to the Registration Statement on
                                 Form S-1 filed with the Securities and Exchange
                                 Commission on May 17, 1996, filed with the Securities and Exchange Commission on
                                 February 13, 1997).

         5.1                     Legal opinion of Katten Muchin Zavis.

         23.1                    Consent of Katten Muchin Zavis (contained in Exhibit 5.1).

         23.2                    Consent of PriceWaterhouseCoopers.

         24                      Power of attorney (contained on signature page hereto).


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of California, on this 8th day of November, 2000.

                            VDI MULTIMEDIA


                            By: /s/ R. LUKE STEFANKO
                               ----------------------------------------------
                            R. Luke Stefanko
                            CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints R. Luke Stefanko, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2000.



SIGNATURE                                            TITLE

/s/ R. LUKE STEFANKO
------------------------------------                 Chairman of the Board, Chief Executive
R. Luke Stefanko                                     Officer, and Director

/s/ CLARKE W. BREWER
------------------------------------                 Chief Financial Officer (principal
Clarke W. Brewer                                     accounting officer), Secretary and
                                                     Treasurer

/s/ ROBERT A. BAKER
------------------------------------                 Director
Robert A. Baker

/s/ GREGGORY J. HUTCHINS
------------------------------------                 Director
Greggory J. Hutchins

/s/ HAIG S. BAGERDJIAN
------------------------------------                 Director
Haig S. Bagerdjian

/s/ ROBERT M. LOEFFLER
------------------------------------                 Director
Robert M. Loeffler


                                  EXHIBIT INDEX


         EXHIBITS                  EXHIBIT DESCRIPTION

         4.1 1996 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to The Company's
                                   Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 17, 1996, filed with the Securities and Exchange Commission on February 13, 1997).

         5.1                       Legal opinion of Katten Muchin Zavis.

         23.1                      Consent of Katten Muchin Zavis (contained in Exhibit
                                   5.1).

         23.2                      Consent of PriceWaterhouseCoopers.

         24                        Power of attorney (contained on signature page hereto).
